EXHIBIT 10.1

MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS AGREEMENT is made effective the 18th day of July, 2014, among PAYMEON, INC., a Florida corporation (“PAYM” or the “Buyer”), and Vincent L. Celentano (“Seller”).

BA C K G R O U N D

A.

The Buyer desires to acquire one hundred percent (100%) of the Membership Interests of A Better Bike, LLC, a Florida limited liability company (the “ABBLLC Membership Interests”) and the Seller desires to sell all right and title to the ABBLLC Membership Interests in exchange for the Purchase Consideration (see Section 2).

B.

ABBLLC owns 15.4 percent (15.4%) of the Membership Interests (the “ProTech Membership Interests”) of Prodeco Technologies, LLC, a Florida limited liability company (“ProTech”).

C.

ABBLLC’s sole current purpose is to hold the Membership Interests of ProTech and its sole asset is the ProTech Membership Interests.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.

Sale Agreement.  Subject to the terms and conditions of this Agreement, the Buyer agrees to purchase and the Seller agrees to sell the ABBLLC Membership Interests.  Absolute ownership of the Membership Interests will be transferred to the Buyer on the Closing Date free and clear of all liens, claims and encumbrances.

2.

Purchase Consideration.  The total Purchase Consideration to be paid by the Buyer to the Seller for the purchase of the ABBLLC Membership Interests is Two Million Three Hundred Thirty Four Thousand Seven Hundred Forty-Eight (2,334,748) shares of PAYM restricted common stock.

3.

Representations and Warranties of Seller.  As an inducement to the Buyer to enter into this Agreement, the Seller represents and warrants to the Buyer that as of the date of this Agreement and the Closing Date:

3.1.

Absence of Liabilities.  ABBLLC currently has no debt, liability, obligation or commitment, absolute or contingent, known or unknown, relating to or connected with the ProTech Membership Interests.  ABBLLC has no other assets or liabilities, except for the ProTech Membership Interests, which represent a 15.4% interest in ProTech.

3.2.

Title to Membership Interests.  The Seller owns, possesses and has good and marketable title to the ABBLLC Membership Interests free and clear of all liens, leases, pledges, charges, encumbrances, equities, covenants, conditions, restrictions or claims of every nature and kind whatsoever.  ABBLLC owns the ProTech Membership Interests free and clear of all liens, leases, pledges, charges, encumbrances, equities, covenants, conditions, restrictions or claims of every nature and kind whatsoever.

3.3.

Legal Requirements.  The Seller has all requisite power, authority and approvals to transfer ownership of the ABBLLC Membership Interests.  The Seller is the sole Member of ABBLLC and ABBLLC is in good standing with the State of Florida and has complied and will continue to comply with all applicable federal, state or local statutes, laws and regulations, if any, with respect to its operations and ownership of the ProTech Membership Interests.

3.4.

Consents and Approvals.  Other than in compliance with the provisions of applicable statutes and regulations, no notice to, filing with, or authorization, consent or approval of, any domestic or foreign public body or authority is necessary for the consummation of the transactions contemplated by this Agreement.  The execution, delivery, performance and consummation of this Agreement does not and will not:  (a) violate, conflict with or constitute a default or an event that, with notice or lapse of time or both, would be a default, breach or violation under any term or provision of any instrument, agreement, contract, commitment, license, promissory note, conditional sales contract, indenture, mortgage, deed of trust, lease or other agreement, instrument or arrangement to which the ABBLLC or Seller is a party or by which the Seller or ABBLLC, or the ABBLLC Membership Interests or ProTech Membership Interests are bound; (b) violate, conflict or constitute a breach of any statute, regulation or judicial or administrative order, award, judgment or decree to which the Seller or ABBLLC is a party or to which the Seller or ABBLLC, or the ABBLLC Membership Interests or ProTech Membership Interests are bound or subject; or (c) result in the creation or imposition of any adverse claim or interest, or any lien, encumbrance, charge, equity or restriction of any nature whatever, upon or affecting the Seller or ABBLLC, or the ABBLLC Membership Interests or the ProTech Membership Interests.  The  sole manager of the Seller has consented to the sale of the ABBLLC Membership Interests and this Agreement.  The sale of the ABBLLC Membership Interests does not require the approval or consent of ProTech.

3.5.

Litigation.  There is no:  (a) action, suit or proceeding pending or threatened against the Seller, ABBLLC, the ABBLLC Membership Interests or the ProTech Membership Interests; or (b) proceeding, investigation, charges, audit or inquiry threatened or pending before or by any federal, state, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality which might result in an adverse effect on the Seller, ABBLLC or the ABBLLC Membership Interests or ProTech Membership Interests.

3.6.

Taxes.  There is no pending or known threatened claim against the Seller or ABBLLC for payment of any taxes arising from ABBLLC’s operations or Seller’s ownership of the ABBLLC Membership Interests.  The Seller and ABBLLC have not executed any waiver of any statute of limitations against assessments of taxes.

3.7.

Authority.  The Seller and ABBLLC each has taken all necessary action to authorize the execution, delivery and performance of this Agreement and has adequate power, authority and legal right to enter into, execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.  This Agreement is legal, valid and binding with respect to each of the Seller and ABBLLC and is enforceable in accordance with its terms.  On execution, delivery and performance of this Agreement in accordance with its terms, the Buyer will own one hundred percent (100%) of the ABBLLC Membership Interests free of all claims, liens, encumbrances and liabilities.

3.8.

Full Disclosure.  This Agreement, any schedule referenced in or attached to this Agreement, any document furnished to the Buyer under this Agreement or any certification furnished to the Buyer under this Agreement does not contain any untrue statement of a material fact and does not omit to state a material fact necessary to make such statement, in the circumstances under which it was made, not misleading.  All of the representations, warranties and covenants in this Agreement:  (a) are true and correct as of the date made; (b) will be true and correct as of the Closing Date; and (c) will survive and not be waived, discharged, released, modified, terminated or affected by any due diligence by the Buyer.  For purposes of this Agreement, when a statement is qualified by the phrase “to the best knowledge of the Seller,” such phrase means: (y) the actual knowledge of the Seller; and (z) the knowledge which the Seller, in the exercise of reasonable diligence, could obtain.

3.9

Due Diligence:  The Seller and its sole member/manager and representatives are Accredited Investors (as such term is defined under the Securities Act of 1933, as amended) and have reviewed the public filings of PAYM, including PAYM’s annual report on Form 10-K for the year ended December 31, 2013 and PAYM’s most recent quarterly report on Form 10-Q for the period ended March 31, 2014.  The Seller’s manager and representatives have been given the opportunity to conduct satisfactory due diligence of PAYM, and have been given the opportunity to speak with PAYM management during their due diligence.

4.

Representations and Warranties of PAYM.  PAYM has taken all necessary action to authorize the execution, delivery and performance of this Agreement and has adequate power, authority and legal right to enter into, execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.  This Agreement is legal, valid and binding with respect to PAYM and is enforceable in accordance with its terms.

5.

Conditions to Closing.  Prior to the Closing Date, the Buyer and Seller will take all necessary steps to ensure the proper transfer of the ABBLLC Membership Interests at closing in compliance with the operating agreement of A Better Bike, LLC.

6.

The Closing.  This Agreement will be consummated at _____________ local time at the offices of PayMeOn, Inc or such other mutually agreeable location in Fort Lauderdale, Florida on the later of the following dates (the “Closing Date”):  the first business day following the day on which the last of the conditions set forth in Section 5 hereof is satisfied or waived which in no event shall be later than ________________.

6.1.

The Buyer’s Deliveries.  On the Closing Date, the Buyer will deliver or cause to be delivered to the Seller the following items (all documents will be duly executed and acknowledged where required):

6.1.1.

Payment.  The Purchase Consideration.

6.1.2.

Evidence of Authority.  Such corporate resolutions and other evidence of authority with respect to the Buyer as might be reasonably requested by the Seller; and

6.1.3.

Additional Documents.  Such additional documents as might be reasonably requested by the Seller to consummate this Agreement.

6.2.

Seller’s Deliveries.  On the Closing Date, the Seller will deliver or cause to be delivered to the Buyer the following items (all documents will be duly executed and acknowledged where required):

6.2.1.

Assignment.  Bills of sale, assignments and conveyances acceptable to the Buyer necessary to convey to the Buyer all of the Seller’s right, title and interest in and to all of the ABBLLC Membership Interests;

6.2.2.

Consent and Approval.  ABBLLC and its sole member/manager shall provide written consent and/or approval of the transfer of the ABBLLC Membership Interests to Buyer; and

6.2.3.

Additional Documents.  Such additional documents as might be reasonably requested by the Buyer to consummate this Agreement.

7.

 Indemnification.  The parties agree to indemnify each other as follows:

7.1.

Seller’s Indemnification.  The Seller agrees to pay, defend, indemnify, reimburse and hold harmless the Buyer and the Buyer’s directors, officers, agents and employees (collectively, the “Buyer Indemnified Parties”) for, from and against any loss, damage, diminution in value, claim, liability, debt, obligation or expense (including interest, reasonable legal fees, and expenses of litigation and attorneys fees in enforcing this Agreement) incurred, suffered, paid by or resulting to any of the Buyer Indemnified Parties and which results from, arises out of or in connection with, is based upon, or exists by reason of:  (a) any breach or default in any representation or warranty of the Seller set forth in this Agreement or in the performance by the Seller of any covenant or obligation set forth in this Agreement; and (b) any claims, demands, violations, actions, assessments, taxes, penalties, fines, costs, expenses, obligations or other liabilities with respect to the ownership, operation or maintenance of the ABBLLC Membership Interests prior to the Closing Date.

7.2.

Buyer’s Indemnification.  The Buyer agrees to indemnify and hold harmless the Seller and the Seller’s officers, directors, managers, employees, agents and members (collectively, the “Seller Indemnified Parties”) against any loss, liability, deficiency, damage, expense or cost (including interest, reasonable legal fees and expenses of litigation and attorneys fees in enforcing this Agreement), whether or not actually incurred or paid that the Seller Indemnified Parties may suffer, sustain or become subject to, as a result of:  (a) any breach or default in any representation or warranty of the Buyer set forth in this Agreement or in the performance by the Buyer of any covenant or obligation set forth in this Agreement; and (b) any claim made by a third party with respect to the operation of the ABBLLC Membership Interests on or after the Closing Date.

7.3.

Limitation on Indemnification Obligations.  The parties’ indemnification obligations pursuant to the provisions of paragraph 7 are subject to the following limitations:

7.3.1.

Survival of Representations and Warranties.  No party can recover under paragraphs 7.1 or 7.2 unless a claim has been asserted by written notice, delivered to the other party on or prior to the date that is 6 months after the Closing Date.

7.3.2.

Indemnification Cap.  No party can recover under paragraphs 7.1 or 7.2 an amount in excess of Ten Thousand Dollars ($10,000).  The foregoing limitation shall not apply to recovery for breaches of the Representations and Warranties of

Organization, Existence, Good Standing, Power and Authority, and Enforceability.

7.4.

Other Remedies.  The remedies provided by this paragraph 7 are in addition to, and not in lieu of, such other remedies as may be available under applicable laws.  Without limitation, the Buyer is entitled to enforce this Agreement by specific enforcement without the necessity of demonstrating inadequacy of damages or irreparable harm.

7.5.

Payment.  Claims for indemnification involving the payment of money will be paid within ninety (90) days after written notification thereof.  Claims for indemnification involving amounts due to third parties will be promptly paid when due, subject to the right to contest the same in good faith.  Unpaid claims will incur interest at a floating rate of interest equal to the prime rate published from time to time in The Wall Street Journal.

8.

Termination.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned by:  (a) mutual consent of the parties; (b) the Buyer, if the Buyer is not in default; (c) the Seller, if the Seller is not in default.  In the event of termination, written notice thereof will be given to the other party or parties specifying the provision pursuant to which such termination is made.  On termination pursuant to this paragraph 8, this Agreement will become void and have no effect and there will be no liability hereunder on the part of the Buyer or the Seller or any of their respective officers, directors, employees, agents, stockholders or principals.

9.

Default.  If a party fails to perform any obligation contained in this Agreement, the party claiming default will serve written notice to the other party specifying the nature of such default and demanding performance.  If such default has not been cured within ten (10) business days after receipt of such default notice, the non defaulting party will be entitled to exercise all remedies arising at law or in equity by reason of such default, including, without limitation, specific performance of this Agreement or any one or more of the provisions herein contained.

10.

Miscellaneous.  It is further agreed as follows:

10.1.

Time.  Time is of the essence of this Agreement.

10.2.

Notices.  Any notice, demand or communication required or permitted to be given by any provision of this Agreement will be in writing and will be deemed to have been given and received when delivered personally or by telefacsimile to the party designated to receive such notice, or on the date following the day sent by overnight courier, or on the third (3rd) day after the same is sent by certified mail, postage and charges prepaid, directed to the following addresses or to such other or additional addresses as any party might designate by written notice to the other parties:

If to PAYM:
Attention: Chief Executive Officer 1040 Seminole Drive, #763 Fort Lauderdale, Fl 33304

With a copy to:
Brian Pearlman, Esq. 2200 Corporate Blvd NW Boca Raton, Fl 33431

To the Seller:
Vincent L. Celentano, Manager 4314 Tranquility Drive Highland Beach, Fl 33487

With a copy to:

10.3.

Representations and Warranties.  The respective representations and warranties of the parties contained herein or in any certificates or other documents delivered prior to or at the Closing Date will not be deemed waived or otherwise affected by any investigation made by any party hereto.  Each and every such representation and warranty will survive the Closing Date and will not be terminated or extinguished for a period of six months after the Closing Date.

10.4.

Cooperation.  Prior to and at all times following the termination of this Agreement the parties agree to execute and deliver, or cause to be executed and delivered, such documents and do, or cause to be done, such other acts and things as might reasonably be requested by any party to this Agreement to assure that the benefits of this Agreement are realized by the parties.

10.5.

Headings.  The paragraph headings contained in this Agreement are for reference purposes only and are not intended to affect in any way the meaning or interpretation of this Agreement.

10.6.

Entire Agreement.  This Agreement and any document executed in connection herewith on or after the date of this Agreement (the “Other Documents”) constitute the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, warranties or representations except as set forth herein or in the Other Documents.

10.7.

Assignment.  It is agreed that the parties may not assign such party’s rights nor delegate such party’s duties under this Agreement without the express written consent of the other parties to this Agreement.  Notwithstanding the foregoing, the Buyer will be permitted to assign this Agreement for all or part of the ABBLLC Membership Interests to a wholly owned subsidiary provided the Buyer remains liable for the performance of this Agreement.

10.8.

Amendment.  Neither this Agreement, nor any of the provisions hereof can be changed, waived, discharged or terminated, except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

10.9.

Severability.  If any clause or provision of this Agreement is illegal, invalid or unenforceable under any present or future law, the remainder of this Agreement will not be affected thereby.  It is the intention of the parties that if any such provision is held to be illegal, invalid or unenforceable, there will be added in lieu thereof a provision as similar in terms to such provisions as is possible and to be legal, valid and enforceable.

10.10.

Governing Law.  This Agreement will be interpreted, construed and enforced in accordance with the laws of the State of Florida, regardless of any applicable principles of conflicts of law.

10.11.

Attorney Fees.  If any party institutes an action or proceeding against any other party relating to the provisions of this Agreement, the party to such action or proceeding which does not prevail will reimburse the prevailing party therein for the reasonable expenses of attorneys’ fees and disbursements incurred by the prevailing party.

10.12.

Waiver.  Waiver of performance of any obligation or term contained in this Agreement by any party, or waiver by one party of the other’s default hereunder will not operate as a waiver of performance of any other obligation or term of this Agreement or a future waiver of the same obligation or a waiver of any future default.

10.13.

Counterpart Execution.  This Agreement may be executed in counterparts, including by telefacsimile, each of which will be deemed an original document but all of which will constitute a single document.

[Signature Pages Follow]

SIGNATURE PAGE TO MEMBERSHIP INTEREST PURCHASE AGREEMENT

IN WITNESS WHEREOF, this Agreement has been executed by the parties effective the date first above written.

PAYMEON, INC.

By:
Name:
Its:

SELLER
Vincent L. Celentano

By:
Name:
Its:

Consent and Acknowledgement:

A BETTER BIKE, LLC

By:
Name:	Vincent L. Celentano
Its:	Sole Member and Manager